(1)

Name of Underwriters

Goldman Sachs & Co,
Citigroup, JP Morgan,
Deutsche Bank Securities
Inc, Wachovia Securities,
Inc, Credit Suisse


(2)

Name of Issuer

American Express Company


(3)

Title of Security

AXP 6.800 09/01/66


(4)

Date of Prospectus

07/27/06


(5)

Amount of Total Offering

750,000,000


(6)

Unit Price

99.7060


(7)

Underwriting Discount

1.00%


(8)

Rating

A3/A/A


(9)

Maturity Date

09/1/66


(10)

Current Yield

6.8201%


(11)

Yield to Maturity

7.239%


(12)

Subordination Features

Sub Debentures


(13)

Nature of Political Entity,
if any, including in the
case of revenue bonds,
underlying entity supplying
the revenue

N/A


(14)

Total Par Value of Bonds
Purchased

200,000


(15)

Dollar Amount of Purchases

$19,941,200


(16)

Number of Shares Purchased

2,000,000


(17)

Years of Continuous
Operation

The company has been in
continuous operation for
greater than three years.


(18)

% of Offering Purchased by
Fund

0.0267%


(19)

% of Offering Purchased by
Associated Funds

0.0700%


(20)

Sum of (18) and (19)**

0.0967%


(21)

% of Fund's Total Assets
Applied to Purchase

0.071%


(22)

Name(s) of Underwriter(s) or
Dealer(s) from whom
Purchased

Citigroup


(23)

Is Goldman, Sachs & Co. a
Manager or Co-Manager of
Offering?

Yes

No	X


(24)

Were Purchases Designated as
Group Sales or otherwise
allocated to Goldman, Sachs
& Co.?

Yes

No		X


(25)

Have the following
conditions been satisfied:


(a)	The securities were
part of an issue
registered under the
Securities Act of 1993,
as amended, which is
being offered to the
public, or were
municipal securities,
as defined in Section
3(a)(29) of the
Securities Exchange Act
of 1943, or were
securities sold in an
Eligible Foreign
Offering or were
securities sold in an
Eligible Rule 144A
Offering?

Yes		X

No


(b)	The securities were
purchased prior to the
end of the first day on
which any sales to the
public were made, at a
price that was not more
than the price paid by
each other purchaser of
securities in that
offering or in any
concurrent offering of
the securities (except,
in the case of an
Eligible Foreign
Offering, for any
rights to purchase
required by law to be
granted to existing
security holders of the
issue) or, if a rights
offering, the
securities were
purchased on or before
the fourth day
preceding the day on
which the rights
offering terminated.

Yes		X

No

(c)	The underwriting was a
firm commitment
underwriting?

Yes		X

No

*	Rule 10f-3 procedures allow the Medium-Duration Bond Fund
under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other
investment companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.